UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026
BLACKROCK PRIVATE CREDIT FUND
(Exact name of registrant as specified in its charter)

Delaware	814-01485	87-4655020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Hudson Yards New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 810-5800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Patrick Wolfe as Chief Operating Officer of the Company

On September 22, 2026, Patrick Wolfe informed BlackRock Private Credit Fund (the “Company”) of his resignation from his position as Chief Operating Officer (“COO”) of the Company, effective as of the close of business on December 18, 2026, to pursue other business opportunities outside of BlackRock, Inc. Mr. Wolfe’s resignation is not the result of any disagreement with the Company or with BlackRock, Inc.

Appointment of Dan Worrell as Chief Operating Officer of the Company

On September 25, 2026, the Board of Trustees (the “Board”) of the Company appointed Dan Worrell to the position of COO of the Company, effective as of the close of business on December 18, 2026. Mr. Worrell will serve in this position until his resignation or removal by the Board. Mr. Worrell was also appointed as COO of BlackRock Direct Lending Corp. (“BDLC”) and BlackRock TCP Capital Corp. (“TCPC”), each effective as of the close of business on December 18, 2026. Mr. Worrell is currently the President of each of the Company, BDLC and TCPC. Mr. Worrell will continue in his position as the President of the Company, BDLC and TCPC until his resignation or removal by the Board.

Mr. Worrell, born in 1963, is a Managing Director of BlackRock, Inc. Mr. Worrell served as the Co-Chief Investment Officer of the Company, BDLC and TCPC from November 6, 2024 until September 2, 2026. Mr. Worrell is a senior member of the investment team within BlackRock’s Private Financing Solutions (PFS) platform, where he is a leader in BlackRock’s U.S. core middle market direct lending strategy. In this capacity, Mr. Worrell is responsible for oversight of the strategy’s portfolio management process and plays a leadership role in the evaluation, structuring, and execution of private secured investments in U.S. core middle market companies. Prior to joining BlackRock, Mr. Worrell was a Managing Director at Tennenbaum Capital Partners, LLC, where he led investment activity across several industry verticals, including Healthcare, Consumer Brands, Retail, and Consumer and Specialty Finance. Prior to Tennenbaum Capital Partners, LLC, Mr. Worrell was a High Yield Portfolio Manager with Mulholland Capital Advisors. Mr. Worrell holds an M.B.A. from Columbia University and a B.S. from California State University, Northridge.

There are no family relationships between Mr. Worrell and any trustee or executive officer of the Company, and he is not a party to any transaction that is required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKROCK PRIVATE CREDIT FUND

Date: September 25, 2026	By:	/s/ Diana Huffman
Name: Diana Huffman
Title: General Counsel and Secretary